EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VTEL Corporation of our report dated September 24, 1997 appearing on page 28 of VTEL Corporation's Annual Report on Form 10-K for the year ended July 31, 1997.



/s/ Price Waterhouse LLP
------------------------

Austin, Texas
January 14, 1998




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